Exhibit 99.1
FOR IMMEDIATE RELEASE
August 7, 2007
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports Second Quarter Results
Toledo, Ohio, August 7, 2007........Health Care REIT, Inc. (NYSE:HCN) announced today operating results for its second quarter ended June 30, 2007.
Recent Highlights.
•	Completed net new investments year-to-date totaling $610 million

•	Acquired 17 medical office buildings and Paramount Real Estate Services for approximately $292 million during the second quarter

•	Reported 2Q07 normalized FFO growth of 5%

•	Issued $400 million of 4.75% convertible senior unsecured notes in July

•	Received debt upgrade to BBB from Fitch Ratings

•	Expanded and extended existing unsecured lines of credit to $1.15 billion
Key Performance Indicators.

	2Q07	2Q06	Change	2007	2006	Change
Net income available to common stockholders (NICS) per diluted share	$0.32	$0.37	-14%	$0.64	$0.70	-9%
Normalized FFO per diluted share	$0.78	$0.74	5%	$1.54	$1.45	6%
Normalized FAD per diluted share	$0.73	$0.72	1%	$1.43	$1.40	2%
Dividends per common share	$0.66	$0.64	3%	$1.30	$1.26	3%
Normalized FFO Payout Ratio	85%	86%		84%	87%
Normalized FAD Payout Ratio	90%	89%		91%	90%
2Q07 Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	2Q07	2Q06	Change	2Q07	2Q06	Change	2Q07	2Q06	Change
Per diluted share	$0.32	$0.37	-14%	$0.75	$0.74	1%	$0.74	$0.76	-3%
Includes impact of:
Gain (loss) on sales of real property (1)	$0.01	$0.02	-50%
One-time acquisition finders’ fees (2)	($0.02)			($0.02)			($0.02)
Cash receipts — prepaid/straight-line rent (3)							$0.04	$0.04	0%
Per diluted share — normalized (a)				$0.78	$0.74	5%	$0.73	$0.72	1%

(a)	Amounts may not sum due to rounding

(1)	$1,033,000 and $929,000 of gains for 2Q07 and 2Q06, respectively.

(2)	$1,750,000 of one-time acquisition finders’ fees for 2Q07.

(3)	$2,832,000 and $2,710,000 of receipts for 2Q07 and 2Q06, respectively.

2Q07 Earnings Release	August 7, 2007
2007 Year-To-Date Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	2007	2006	Change	2007	2006	Change	2007	2006	Change
Per diluted share	$0.64	$0.70	-9%	$1.51	$1.45	4%	$1.47	$1.61	-9%
Includes impact of:
Gain (loss) on sales of real property (1)	$0.03	$0.04	-25%
One-time acquisition finders’ fees (2)	($0.02)			($0.02)			($0.02)
Cash receipts — prepaid/straight-line rent (3)							$0.06	$0.22	-73%
Per diluted share — normalized (a)				$1.54	$1.45	6%	$1.43	$1.40	2%

(a)	Amounts may not sum due to rounding

(1)	$2,010,000 and $2,482,000 of gains for 2007 and 2006, respectively.

(2)	$1,750,000 of one-time acquisition finders’ fees for 2007.

(3)	$4,910,000 and $13,020,000 of receipts for 2007 and 2006, respectively.
Dividends for Second Quarter 2007. As previously announced, the Board of Directors declared a dividend for the quarter ended June 30, 2007 of $0.66 per share, as compared to $0.64 per share for the same period in 2006. The dividend will be payable August 20, 2007 to stockholders of record on August 3, 2007 and will be the company’s 145th consecutive dividend payment.
Outlook for 2007. The company is affirming its investment guidance of $1.0 billion to $1.2 billion for 2007. Acquisition guidance has been increased to a range of $750 to $950 million from $700 to $800 million, while development funding is now projected to be approximately $250 million versus the prior range of $300 to $400 million. The decline in funded development projection is due to estimated timing of fundings as the company’s overall development pipeline remains strong. In addition, the company expects $100 to $200 million of dispositions, resulting in net investments of $800 million to $1.1 billion.
The company is adjusting its 2007 guidance for net income available to common stockholders to a range of $1.27 to $1.33 per diluted share from $1.18 to $1.26 per diluted share primarily due to the increase in acquisition guidance, expected interest savings from the $400 million convertible debt offering completed in July 2007, a reduction in projected depreciation and amortization to $146 million from $151 million and $1.0 million in gains on sales of real property in the second quarter. The company is increasing its 2007 normalized FFO guidance to a range of $3.09 to $3.15 per diluted share, from $3.06 to $3.14 per diluted share primarily due to the increase in acquisition guidance and the interest savings noted above. The company is increasing its 2007 FAD guidance to a range of $2.91 to $2.97 per diluted share, from $2.82 to $2.90 per diluted share primarily due to the increase in acquisition guidance, the interest savings noted above, cash receipts during the second quarter of $2.8 million and a reduction in expected capital expenditures, tenant improvements and lease commissions totaling $6 million from $7 million, offset in part by the $1.75 million in one-time acquisition finders' fees paid during the second quarter.
FFO and FAD for the quarter ended June 30, 2007 have been adjusted for $1.75 million of one-time acquisition finders’ fees paid to former Windrose management in connection with the closing of the Rendina/Paramount transaction. These fees relate to services rendered prior to the completion of the Windrose merger in December 2006. Due to the recipients’ current employment status with the company, the fees have been expensed as compensation rather than included in the purchase price of the acquisition, as is typical with such fees. These fees are excluded from the company’s normalized FFO guidance for 2007.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see Exhibit 16 for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.
Conference Call Information. The company has scheduled a conference call on Wednesday, August 8, 2007 at 9:00 a.m. Eastern Time to discuss its second quarter results, industry trends, portfolio performance and outlook for 2007. Telephone access will be available by dialing 800-811-8845 or 913-981-4905

2Q07 Earnings Release	August 7, 2007
(international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through August 22, 2007. To access the rebroadcast, dial 888-203-1112 or 719-457-0820 (international). The conference ID number is 2934492. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income available to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding the net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
EBITDA stands for earnings before interest, taxes, depreciation and amortization. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. Adjusted EBITDA represents EBITDA as adjusted for stock-based compensation expenses and the provision for loan losses pursuant to covenant provisions of our unsecured lines of credit arrangements. The company primarily utilizes EBITDA to measure its interest coverage ratio, which represents EBITDA divided by total interest, and its fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred stock dividends.
Net operating income (NOI) is used to evaluate the operating performance of certain real estate properties such as medical office buildings. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of our medical office buildings at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our medical office buildings.
The company’s supplemental reporting measures are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of

2Q07 Earnings Release	August 7, 2007
profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the Exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT.
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a self-administered, equity real estate investment trust that invests across the full spectrum of senior housing and health care real estate, including independent living/continuing care retirement communities, assisted living facilities, skilled nursing facilities, hospitals, long-term acute care hospitals and medical office buildings. Founded in 1970, the company was the first real estate investment trust to invest exclusively in health care facilities. As of June 30, 2007, the company’s broadly diversified portfolio consisted of 617 properties in 38 states. The company also offers a full array of property management and development services. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its occupancy rates; its ability to acquire or develop properties; its ability to manage properties; its ability to enter into agreements with new viable tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies; operators’ and tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators or tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable result; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; the company’s ability to re-lease space at similar rates as vacancies occur; operator or tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates; liability or contract claims by or against operators and tenants; unanticipated difficulties and/or expenditures relating to future acquisitions and the integration of multi-property acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
FINANCIAL SCHEDULES FOLLOW
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2Q07 Earnings Release	August 7, 2007
HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	June 30,
	2007	2006
Assets
Real estate investments:
Real property owned
Land and land improvements	$403,460	$270,810
Buildings and building improvements	4,086,599	2,758,358
Acquired lease intangibles	136,589	0
Real property held for sale, net of accumulated depreciation	24,520	0
Construction in progress	173,408	75,822

	4,824,576	3,104,990
Less accumulated depreciation and intangible amortization	(414,628)	(317,869)

Total real property owned	4,409,948	2,787,121
Loans receivable	250,238	178,282
Less allowance for losses on loans receivable	(7,406)	(6,961)

	242,832	171,321

Net real estate investments	4,652,780	2,958,442

Other assets:
Equity investments	4,700	5,070
Deferred loan expenses	19,036	11,523
Cash and cash equivalents	38,472	15,200
Receivables and other assets	109,816	71,877

	172,024	103,670

Total assets	$4,824,804	$3,062,112

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$364,400	$146,000
Senior unsecured notes	1,539,155	1,193,355
Secured debt	500,811	131,178
Liability to subsidiary trust issuing preferred securities	52,195	0
Accrued expenses and other liabilities	98,545	45,641

Total liabilities	2,555,106	1,516,174

Minority interests	2,294	0

Stockholders’ equity:
Preferred stock	338,993	276,875
Common stock	80,752	62,446
Capital in excess of par value	2,181,830	1,450,531
Treasury stock	(3,941)	(2,714)
Cumulative net income	994,463	883,082
Cumulative dividends	(1,327,018)	(1,125,810)
Accumulated other comprehensive income	(135)	0
Other equity	2,460	1,528

Total stockholders’ equity	2,267,404	1,545,938

Total liabilities and stockholders’ equity	$4,824,804	$3,062,112

2Q07 Earnings Release	August 7, 2007
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Rental income	$111,532	$71,757	$216,670	$142,396
Interest income	6,576	4,480	11,725	8,742
Other income	1,144	1,665	2,737	2,030

Gross revenues	119,252	77,902	231,132	153,168

Expenses:
Interest expense	33,457	22,325	65,138	45,597
Property operating expenses	8,657	0	15,825	0
Depreciation and amortization	35,341	22,788	68,995	44,407
General and administrative expenses	9,888	4,798	19,680	10,773
Loan expense	1,236	707	2,503	1,418
Provision for loan losses	0	250	0	500

Total expenses	88,579	50,868	172,141	102,695

Income from continuing operations before minority interests	30,673	27,034	58,991	50,473

Minority interests	(161)	0	(286)	0

Income from continuing operations	30,512	27,034	58,705	50,473

Discontinued operations:
Gain (loss) on sales of properties	1,033	929	2,010	2,482
Income (loss) from discontinued operations, net	392	38	895	24

	1,425	967	2,905	2,506

Net income	31,937	28,001	61,610	52,979

Preferred dividends	6,317	5,333	12,634	10,666

Net income available to common stockholders	$25,620	$22,668	$48,976	$42,313

Average number of common shares outstanding:
Basic	79,060	61,548	76,159	59,871
Diluted	79,546	61,868	76,714	60,201

Net income available to common stockholders per share:
Basic	$0.32	$0.37	$0.64	$0.71
Diluted	0.32	0.37	0.64	0.70

Common dividends per share	$0.66	$0.64	$0.9591	$1.26

2Q07 Earnings Release	August 7, 2007
HEALTH CARE REIT, INC.
Financial Supplement — June 30, 2007
Exhibit 1
Portfolio Composition
($000’s except Investment per Bed/Unit/Sq. Ft.)

	# Properties	Balance	% Balance

Balance Sheet Data
Real Property	585	$4,409,948	95%
Loans Receivable (1)	32	250,238	5%

Totals	617	$4,660,186	100%

	# Properties	Investment (2)	% Investment

Investment Balances
Independent/CCRCs	50	$588,241	13%
Assisted Living Facilities	206	1,032,430	22%
Skilled Nursing Facilities	232	1,535,795	33%
Medical Office Buildings	109	1,202,284	26%
Specialty Care Facilities	20	303,886	6%

Totals	617	$4,662,636	100%

		# Beds/Units	Committed	Investment
	# Properties	or Sq. Ft.	Balance (3)	per metric

Committed Investments
Independent/CCRCs	50	6,037 units	$876,957	$145,264 unit
Assisted Living Facilities	206	12,516 units	1,132,955	90,521 unit
Skilled Nursing Facilities	232	31,446 beds	1,542,352	49,048 bed
Medical Office Buildings	109	4,275,776 sq. ft.	1,202,284	281 sq. ft.
Specialty Care Facilities	20	1,508 beds	339,200	224,934 bed

Totals	617	-na-	$5,093,748	-na-

Notes: (1) Includes $799,000 of loans on non-accrual.
(2) Real Estate Investments include gross real estate investments and credit enhancements which amounted to $4,660,186,000 and $2,450,000, respectively.
(3) Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.
Exhibit 2
Selected Facility Data

					Coverage Data
		% Payor Mix - Revenues			Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees

Independent/CCRCs	92%	96%	3%	1%	1.42x	1.22x
Assisted Living Facilities	88%	85%	0%	15%	1.59x	1.38x
Skilled Nursing Facilities	85%	19%	30%	51%	2.20x	1.58x
Medical Office Buildings	91%	100%	0%	0%	-na-	-na-
Specialty Care Facilities	60%	21%	61%	18%	2.64x	2.09x

Weighted Averages					1.96x	1.52x

Notes: Data as of March 31, 2007. Payor mix represents percentage of facility/operator revenues.

2Q07 Earnings Release	August 7, 2007
Exhibit 3
Investment Concentrations ($000’s)

	# Properties	Investment	% Investment
Concentration by Customer
Emeritus Corporation	50	$350,273	8%
Brookdale Senior Living Inc.	87	279,699	6%
Life Care Centers of America, Inc.	26	252,144	5%
Home Quality Management, Inc.	35	229,039	5%
Merrill Gardens L.L.C.	13	180,490	4%
Remaining portfolio	406	3,370,991	72%

Totals	617	$4,662,636	100%

	# Properties	Investment	% Investment
Concentration by Region
South	378	$2,506,404	54%
West	87	886,444	19%
Midwest	81	704,372	15%
Northeast	71	565,416	12%

Totals	617	$4,662,636	100%

	# Properties	Investment	% Investment
Concentration by State
Florida	90	$733,707	16%
Texas	79	614,743	13%
California	24	344,779	7%
Massachusetts	37	326,399	7%
Ohio	31	272,884	6%
Remaining portfolio	356	2,370,124	51%

Totals	617	$4,662,636	100%
Exhibit 4
NOI Reconciliation ($000’s)

	Gross		Property Operating		Net Operating
	Revenues (1)		Expenses		Income
Current Quarter
Independent/CCRCs	$10,914	9%			$10,914	10%
Assisted Living Facilities	26,287	22%			26,287	24%
Skilled Nursing Facilities	47,964	40%			47,964	43%
Medical Office Buildings	26,289	22%	$8,597	99%	17,692	16%
Specialty Care Facilities	7,419	6%	60	1%	7,359	7%
Other income	1,144	1%			1,144	0%

Totals	$120,017	100%	$8,657	100%	$111,360	100%

Year-To-Date
Independent/CCRCs	$21,137	9%			$21,137	10%
Assisted Living Facilities	52,815	23%			52,815	24%
Skilled Nursing Facilities	91,458	39%			91,458	42%
Medical Office Buildings	50,076	21%	$15,748	100%	34,328	16%
Specialty Care Facilities	14,703	6%	77	0%	14,626	7%
Other income	2,737	2%			2,737	1%

Totals	$232,926	100%	$15,825	100%	$217,101	100%

Notes: (1) Revenues include gross revenues and revenues from discontinued operations.

2Q07 Earnings Release	August 7, 2007
Exhibit 5
Revenue Maturities ($000’s)

	Investment Properties	Operating Properties	Interest	Total
Year	Rental Income (1)	Rental Income (1)	Income (1)	Revenues	% of Total

2007	$2,525	$5,543	$2,364	$10,432	2%
2008	367	11,738	2,272	14,377	3%
2009	939	7,475	2,435	10,849	2%
2010	578	7,833	3,744	12,155	3%
2011	7,251	7,098	400	14,749	3%
Thereafter	318,630	50,273	11,136	380,039	87%

Totals	$330,290	$89,960	$22,351	$442,601	100%

Notes: (1) Revenue impact by year, annualized.
Exhibit 6
Debt Maturities and Principal Payments ($000’s)

				Trust
				Preferred
Year	Lines of Credit (1)	Senior Notes (2)	Secured Debt (2)	Liability (2)	Total

2007	$0	$52,500	$4,070	$0	$56,570
2008	14,400	42,330	27,456	0	84,186
2009	350,000	0	53,260	0	403,260
2010	0	0	14,933	0	14,933
2011	0	0	52,056	0	52,056
2012	0	250,000	23,478	0	273,478
2013	0	300,000	51,884	0	351,884
Thereafter	0	895,000	273,298	51,000	1,219,298

Totals	$364,400	$1,539,830	$500,435	$51,000	$2,455,665

Notes: (1) Subsequent to June 30, 2007, the lines of credit have been combined and the maturity extended to 2011.
(2) Amounts above represent principal amounts due and do not reflect unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
Exhibit 7
Fill-Up Concentrations ($000’s)

			Investment
	# Properties	# Beds/Units	Balance	% Investment
Facility Type
Independent/CCRCs	8	1,549	$192,183	4%
Assisted Living Facilities	18	1,040	153,728	3%
Skilled Nursing Facilities	11	1,229	82,848	2%
Specialty Care Facilities	1	62	13,266	0%

Totals	38	3,880	$442,025	9%

		Average Months
	# Properties	in Operation	Revenues (1)	% Revenues
Occupancy
0% - 50%	12	4	$2,376	1%
50% - 70%	3	7	1,561	1%
70% +	23	13	12,992	6%

Totals	38	9	$16,929	7%

Notes: (1) Revenues include gross revenues and revenues from discontinued operations for the six months ended June 30, 2007.

2Q07 Earnings Release	August 7, 2007
Exhibit 8
Investment Activity ($000’s)

	Three Months Ended		Six Months Ended
	June 30, 2007		June 30, 2007
Funding by Investment Type
Real Property	$407,169	97%	$570,399	86%
Loans Receivable	10,964	3%	91,391	14%

Totals	$418,133	100%	$661,790	100%
Funding by Facility Type
Independent/CCRCs	$40,036	10%	$72,841	11%
Assisted Living Facilities	15,042	4%	57,393	9%
Skilled Nursing Facilities	14,294	3%	160,463	24%
Medical Office Buildings	312,304	75%	320,302	48%
Specialty Care Facilities	36,457	8%	50,791	8%

Totals	$418,133	100%	$661,790	100%
Exhibit 9
Development Activity ($000’s)

	Balance at	2007 YTD	2007 YTD	Balance at	Committed
Facility Type	December 31, 2006	Fundings	Conversions	June 30, 2007	Balances
Independent/CCRCs	$61,709	$47,125	$(23,857)	$84,977	$373,693
Assisted Living Facilities	55,197	27,061	(42,454)	39,804	140,329
Skilled Nursing Facilities	14,852	7,849	(7,910)	14,791	21,348
Specialty Care Facilities	6,464	27,372	0	33,836	69,150

Totals	$138,222	$109,407	$(74,221)	$173,408	$604,520
Development Funding Projections for Existing Projects ($000’s)

			Projected Future Fundings
			2007	Fundings	Unfunded
Facility Type	Projects	# Beds/Units	Fundings	Thereafter	Commitments
Independent/CCRCs	9	1,343	$54,742	$233,974	$288,716
Assisted Living Facilities	8	869	17,023	83,502	100,525
Skilled Nursing Facilities	2	175	5,643	914	6,557
Specialty Care Facilities	4	212	25,159	10,155	35,314

Totals	23	2,599	$102,567	$328,545	$431,112
Project Conversion Projections ($000’s)

2007 Quarterly Conversions			Annual Projections
		Projected Average			Projected Average
Quarter	Amount	Initial Yields (1)	Year	Amount	Initial Yields (1)
1Q07 actual	$6,921	9.06%	2007 projected	$163,936	9.31%
2Q07 actual	67,300	9.35%	2008 projected	232,336	9.39%
3Q07 projected	16,630	9.63%	2009 projected	111,319	10.00%
4Q07 projected	73,085	9.23%	2010 projected	171,150	9.77%

Totals	$163,936	9.31%	Totals	$678,741	9.57%

Notes: All amounts include both cash advances and non-cash additions such as capitalized interest.
(1) Actual initial yields may be higher if the underlying market rates increase.

2Q07 Earnings Release	August 7, 2007
Exhibit 10
Disposition Activity ($000’s)

	Three Months Ended		Six Months Ended
	June 30, 2007		June 30, 2007
Dispositions by Investment Type
Real Property	$11,613	43%	$22,173	43%
Loans Receivable	15,683	57%	29,865	57%

Totals	$27,296	100%	$52,038	100%

Dispositions by Facility Type
Assisted Living Facilities	$5,140	19%	$27,475	53%
Skilled Nursing Facilities	7,377	27%	7,377	14%
Independent/CCRCs	14,779	54%	17,186	33%

Totals	$27,296	100%	$52,038	100%
Exhibit 11
Discontinued Operations ($000’s)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues
Rental income	$765	$2,434	$1,794	$5,255

Expenses
Interest expense	167	762	486	1,728
Depreciation and amortization	206	1,343	413	2,985
General and administrative	0	291	0	518

Income (loss) from discontinued operations, net	$392	$38	$895	$24
Exhibit 12

Current Capitalization ($000’s except share price)			Leverage & Performance Ratios
	Balance	% Balance

Borrowings Under Bank Lines	$364,400	8%	Debt/Total Book Cap	52%
Long-Term Debt Obligations	2,039,966	43%
Trust Preferred Liability	52,195	1%	Debt/Undepreciated Book Cap	48%
Stockholders’ Equity	2,267,404	48%

Total Book Capitalization	$4,723,965	100%	Debt/Total Market Cap	41%

Common Shares Outstanding (000’s)	80,882		Interest Coverage	2.83x 2nd Qtr.
Period-End Share Price	$40.36			2.82x YTD

Common Stock Market Value	$3,264,398	54%	Interest Coverage	2.86x 2nd Qtr.
Preferred Stock	338,993	5%	- adjusted	2.89x YTD
Borrowings Under Bank Lines	364,400	6%	Fixed Charge Coverage	2.30x 2nd Qtr.
Trust Preferred Liability	52,195	1%		2.29x YTD
Long-Term Debt Obligations	2,039,966	34%	Fixed Charge Coverage	2.33x 2nd Qtr.

Total Market Capitalization	$6,059,952	100%	- adjusted	2.34x YTD

2Q07 Earnings Release	August 7, 2007
Exhibit 13
EBITDA Reconciliation ($000’s)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2007		2006		2007		2006
Net income	$31,937		$28,001		$61,610		$52,979
Interest expense (1)	33,624		23,087		65,624		47,325
Tax expense (benefit)	(69)		12		(58)		12
Depreciation and amortization (1)	35,547		24,131		69,408		47,392
Amortization of deferred loan expenses	1,236		707		2,503		1,418

EBITDA	102,275		75,938		199,087		149,126
Stock-based compensation expense	1,276		838		4,453		3,351
Provision for loan losses	0		250		0		500

EBITDA — adjusted	$103,551		$77,026		$203,540		$152,977

Interest Coverage Ratio
Interest expense (1)	$33,624		$23,087		$65,624		$47,325
Capitalized interest	2,570		909		4,896		1,111

Total interest	36,194		23,996		70,520		48,436
EBITDA	$102,275		$75,938		$199,087		$149,126

Interest coverage ratio	2.83	x	3.16	x	2.82	x	3.08	x

EBITDA — adjusted	$103,551		$77,026		$203,540		$152,977

Interest coverage ratio — adjusted	2.86	x	3.21	x	2.89	x	3.16	x

Fixed Charge Coverage Ratio
Total interest (1)	$36,194		$23,996		$70,520		$48,436
Secured debt principal amortization	1,894		768		3,788		1,411
Preferred dividends	6,317		5,333		12,634		10,666

Total fixed charges	44,405		30,097		86,942		60,513
EBITDA	$102,275		$75,938		$199,087		$149,126

Fixed charge coverage ratio	2.30	x	2.52	x	2.29	x	2.46	x

EBITDA — adjusted	$103,551		$77,026		$203,540		$152,977

Fixed charge coverage ratio — adjusted	2.33	x	2.56	x	2.34	x	2.53	x

Notes:	(1) Depreciation and amortization and interest expense include depreciation and amortization and interest expense from discontinued operations.

2Q07 Earnings Release	August 7, 2007
Exhibit 14
Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income available to common stockholders	$25,620	$22,668	$48,976	$42,313
Depreciation and amortization (1)	35,547	24,131	69,408	47,392
Loss (gain) on sales of properties	(1,033)	(929)	(2,010)	(2,482)
Minority interests	(82)	0	(87)	0
Gross straight-line rental income	(3,878)	(2,216)	(8,109)	(4,616)
Prepaid/straight-line rent receipts	2,832	2,710	4,910	13,020
Rental income related to above/(below) market leases, net	(464)	0	(924)	0
Amortization of deferred loan expenses	1,236	707	2,503	1,418
Cap Ex, tenant improvements, lease commissions	(762)	0	(1,825)	0

Funds available for distribution	59,016	47,071	112,842	97,045
One-time acquisition finder’s fees	1,750	0	1,750	0
Prepaid/straight-line rent receipts	(2,832)	(2,710)	(4,910)	(13,020)

Funds available for distribution — normalized	$57,934	$44,361	$109,682	$84,025

Average common shares outstanding:
Basic	79,060	61,548	76,159	59,871
Diluted	79,546	61,868	76,714	60,201

Per share data:
Net income available to common stockholders
Basic	$0.32	$0.37	$0.64	$0.71
Diluted	0.32	0.37	0.64	0.70

Funds available for distribution
Basic	$0.75	$0.76	$1.48	$1.62
Diluted	0.74	0.76	1.47	1.61

Funds available for distribution — normalized
Basic	$0.73	$0.72	$1.44	$1.40
Diluted	0.73	0.72	1.43	1.40

FAD Payout Ratio
Dividends per common share (2)	$0.66	$0.64	$1.30	$1.26
FAD per diluted share	$0.74	$0.76	$1.47	$1.61

FAD payout ratio	89%	84%	88%	78%

FAD Payout Ratio — Normalized
Dividends per common share (2)	$0.66	$0.64	$1.30	$1.26
FAD per diluted share — normalized	$0.73	$0.72	$1.43	$1.40

FAD payout ratio — normalized	90%	89%	91%	90%

Notes: (1)	Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2)	Includes $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger.

2Q07 Earnings Release	August 7, 2007
Exhibit 15
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income available to common stockholders	$25,620	$22,668	$48,976	$42,313
Depreciation and amortization (1)	35,547	24,131	69,408	47,392
Loss (gain) on sales of properties	(1,033)	(929)	(2,010)	(2,482)
Minority interests	(155)	0	(187)	0

Funds from operations	$59,979	$45,870	$116,187	$87,223
One-time acquisition finder’s fees	1,750	0	1,750	0

Funds from operations — normalized	$61,729	$45,870	$117,937	$87,223

Average common shares outstanding:
Basic	79,060	61,548	76,159	59,871
Diluted	79,546	61,868	76,714	60,201

Per share data:
Net income available to common stockholders
Basic	$0.32	$0.37	$0.64	$0.71
Diluted	0.32	0.37	0.64	0.70

Funds from operations
Basic	$0.76	$0.75	$1.53	$1.46
Diluted	0.75	0.74	1.51	1.45

Funds from operations — normalized
Basic	$0.78	$0.75	$1.55	$1.46
Diluted	0.78	0.74	1.54	1.45

FFO Payout Ratio
Dividends per common share (2)	$0.66	$0.64	$1.30	$1.26
FFO per diluted share	$0.75	$0.74	$1.51	$1.45

FFO payout ratio	88%	86%	86%	87%

FFO Payout Ratio — Normalized
Dividends per share (2)	$0.66	$0.64	$1.30	$1.26
FFO per diluted share — normalized	$0.78	$0.74	$1.54	$1.45

FFO payout ratio — normalized	85%	86%	84%	87%

Notes: (1)	Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2)	Includes $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger.

2Q07 Earnings Release	August 7, 2007
Exhibit 16
Outlook Reconciliations
(Amounts in 000’s except per share data)

	Previous Outlook		Current Outlook
	Year Ended		Year Ended
	December 31, 2007		December 31, 2007
	Low	High	Low	High
FFO Reconciliation:
Net income available to common stockholders	$94,777	$101,177	$101,610	$106,410
Loss (gain) on sales of properties	(977)	(977)	(2,010)	(2,010)
Depreciation and amortization (1)	151,000	151,000	146,000	146,000

Funds from operations	244,800	251,200	245,600	250,400
One-time acquisition finders’ fees			1,750	1,750

Funds from operations — normalized	$244,800	$251,200	$247,350	$252,150

Average common shares outstanding (diluted)	80,000	80,000	80,000	80,000

Per share data (diluted):
Net income available to common stockholders	$1.18	$1.26	$1.27	$1.33
Funds from operations	3.06	3.14	3.07	3.13
Funds from operations — normalized	3.06	3.14	3.09	3.15

FAD Reconciliation:
Net income available to common stockholders	$94,777	$101,177	$101,610	$106,410
Loss (gain) on sales of properties	(977)	(977)	(2,010)	(2,010)
Depreciation and amortization (1)	151,000	151,000	146,000	146,000
Gross straight-line rental income	(16,000)	(16,000)	(16,000)	(16,000)
Prepaid/straight-line rent receipts	2,078	2,078	4,910	4,910
Rental income related to above/below market leases	(2,000)	(2,000)	(2,000)	(2,000)
Amortization of deferred loan expenses	4,000	4,000	6,000	6,000
Cap Ex, tenant improvements, lease commissions	(7,000)	(7,000)	(6,000)	(6,000)

Funds available for distribution	225,878	232,278	232,510	237,310
One-time acquisition finders’ fees			1,750	1,750
Prepaid/straight-line rent receipts	(2,078)	(2,078)	(4,910)	(4,910)

Funds available for distribution — normalized	$223,800	$230,200	$229,350	$234,150

Average common shares outstanding (diluted)	80,000	80,000	80,000	80,000

Per share data (diluted):
Net income available to common stockholders	$1.18	$1.26	$1.27	$1.33
Funds available for distribution	2.82	2.90	2.91	2.97
Funds available for distribution — normalized	2.80	2.88	2.87	2.93

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.